UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2011 (December 31, 2010)

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700
 Dallas, Texas 75201
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2010, ETE GP Acquirer LLC (“GP Acquirer”), the sole member of Regency GP LLC, approved the Third Amendment to the Amended and Restated Limited Liability Company Agreement of Regency GP LLC (the “Third Amendment”), and the Third Amendment became effective on December 31, 2010.

GP Acquirer owns 100% of the limited liability company interests in Regency GP LLC, which is the general partner of Regency GP LP, which in turn is the general partner of Regency Energy Partners LP.

The Third Amendment amends the definition of “Conflicts Committee” contained in the Amended and Restated Limited Liability Company Agreement of Regency GP LLC in order to provide that the Conflicts Committee will be comprised of two or more, rather than three, committee members.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
Exhibit 3.1	Third Amendment to the Amended and Restated Limited Liability Company Agreement of Regency GP LLC, dated December 31, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Paul M. Jolas
Paul M. Jolas
Executive Vice President, Chief Legal Officer and Secretary

January 6, 2011